CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-189351, 333-143004, 333-144820, and 333-184772) of Advanced Emissions Solutions, Inc. of our report dated April 30, 2018, except for Note 14 to the consolidated financial statements, as to which the date is February 20, 2019, relating to the financial statements of ADA Carbon Solutions, LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
February 20, 2019